UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2021

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4	Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant

Item 4.01(a)	Dismissal of Auditor

The Audit Committee of the Board of Directors (the “Audit Committee”) of The Shyft Group, Inc. (the “Company”), in connection with carrying out its appointed duties and responsibilities, conducted a comprehensive, competitive process to determine the Company's independent registered public accounting firm for the Company's 2021 fiscal year. As a result of this process, on June 28, 2021, the Audit Committee approved the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm.

Since 2007, BDO has audited our consolidated financial statements. The audit reports of BDO on our consolidated financial statements for such periods did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2019, and 2020, and the subsequent interim period through June 28, 2021, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports.

During the fiscal years ended December 31, 2019, and 2020, and the subsequent interim period through June 28, 2021, there were no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K, other than (1) the material weakness in internal control over financial reporting identified and disclosed by us in our Form 10-K for the year ended December 31, 2019 relating to the Company's processes for recognizing revenue within its Fleet Vehicle and Services business unit that had been ineffectively designed, implemented, and operated, and (2) the material weakness in internal control over financial reporting identified and disclosed by us in our Form 10-K for the year ended December 31, 2020 relating to internal controls over certain processes for non-routine divestiture and business combination transactions.

We furnished BDO with a copy of the disclosures in this Report and requested that BDO furnish the Company with a letter addressed to the Securities & Exchange Commission (“SEC”) stating whether it agrees with the statements made by us in this Report and, if not, stating the respects in which it does not agree. A copy of BDO’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Item 4.01(b)—Engagement of Auditor

On June 28, 2021, the Company engaged Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm beginning with the quarter ending June 30, 2021, and year ending December 31, 2021. The change in the Company’s independent registered public accounting firm was approved by the Audit Committee. During the fiscal years ended December 31, 2019, and 2020, and the subsequent interim period through June 28, 2021, neither the Company nor anyone on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's consolidated financial statements and none of the following was provided to the Company (x) a written report, or (y) oral advice that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (iii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter to the Securities & Exchange Commission from BDO USA, LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: June 28, 2021	/s/ Joshua A. Sherbin
By: Joshua A. Sherbin
Its: Chief Legal Officer and Corporate Secretary

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